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   EXHIBIT 10.12 - FORM OF ATTORNEY-IN-FACT PROVISION OF INSURANCE POLICIES OF
                             ERIE INSURANCE EXCHANGE


The Subscriber ("you" or "your") agrees with the other Subscribers at ERIE INSURANCE EXCHANGE ("ERIE"), a Reciprocal/Inter-Insurance Exchange, and with their Attorney-in-Fact, the Erie Indemnity Company ("we" or "us"), a Pennsylvania corporation with its Home Office in Erie, Pennsylvania, to the following:

      1) You agree to pay your policy premiums and to exchange with other ERIE Subscribers policies providing insurance for any insured loss as stated in those policies.

      2) You appoint us as Attorney-in-Fact with the power to: a) exchange policies with other ERIE Subscribers; b) take any action necessary for the exchange of such policies; c) issue, change, non-renew or cancel policies; d) obtain reinsurance; e) collect premiums; f) invest and reinvest funds; g) receive notices and proofs of loss; h) appear for, compromise, prosecute, defend, adjust and settle losses and claims under your policies; i) accept service of process on behalf of ERIE as insurer; and j) manage and conduct the business and affairs of ERIE, its affiliates and subsidiaries. This power of attorney is limited to the purposes described in this Agreement.

      3) You agree that as compensation for us a) becoming and acting as Attorney-in-Fact; b) managing the business and affairs of ERIE; and
            c) paying general administrative expenses, including sales commissions, salaries and employee benefits, taxes, rent, depreciation, supplies and data processing, we may retain up to 25% of all premiums written or assumed by ERIE. The rest of the premiums will be used for losses, loss adjustment expenses, investment expenses, damages, legal expenses, court costs, taxes, assessments, licenses, fees, any other governmental fines and charges, establishment of reserves and surplus, and reinsurance, and may be used for dividends and other purposes we decide are to the advantage of Subscribers.

      4) You agree that this Agreement, including the power of attorney, shall have application to all insurance policies for which you apply at ERIE, including changes in any of your coverages.

      5) You agree to sign and deliver to us all papers required to carry out this Agreement.

      6) This Agreement, including the power of attorney, shall not be affected by your subsequent disability or incapacity.